Exhibit 99.1

(1)         Following the reported transaction, none of the reporting persons, including Apollo V Covalence Holdings, L.P. (“Covalence V”), Apollo Investment Fund V, L.P. (“AIV V”), Covalence Co-Investment Holdings LLC (“Covalence Co-Invest”), Apollo Investment Fund VI, L.P. (“AIV VI”), AP Berry Holdings, L.P. (“AP Holdings”), and BPC Co-Investment Holdings LLC (“BPC Co-Investment LLC,” and together with Covalence V, AIV V, Covalence Co-Invest, AIV VI and AP Holdings, the “Apollo Funds”), beneficially own any shares of common stock, par value $0.01, of Berry Plastics Group, Inc. (the “Issuer”)

Apollo V Covalence Holdings, LLC (“Covalence LLC”) is the general partner of Covalence V, and Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIV V.  AP Berry Holdings, LLC (“AP Holdings LLC”) is the general partner of AP Holdings and the fiduciary of Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”), which is a limited partner of AP Holdings, with respect to Overseas Germany’s investment in the Issuer’s common stock.  Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner of AIV VI and the managing general partner of Overseas Germany.  Apollo Capital Management V, Inc. (“ACM V”) is the general partner of Advisors V, and Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole stockholder of ACM V and the sole member of ACM VI.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.  Apollo Management V, L.P. (“Management V”) is the manager of Covalence LLC and Covalence Co-Invest, and the investment manager of AIV V.  Apollo Management VI, L.P. (“Management VI”) is the manager of AP Holdings LLC, BPC Co-Investment LLC and Overseas Germany, and the investment manager of AIV VI.  AIV V Management, LLC (“AIV V LLC”) is the general partner of Management V and AIV VI Management, LLC (“AIV VI LLC”) is the general partner of Management VI. Apollo Management, L.P.  (“Apollo Management”) is the sole member and manager of AIV V LLC and AIV VI LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP, and the managers, as well as executive officers, of Management Holdings GP.  Each of the Apollo Funds disclaims beneficial ownership of the shares of the Issuer’s common stock that were held of record by any of the other Apollo Funds, and each of Covalence LLC, Overseas Germany, Advisors V, AP Holdings LLC, Advisors VI, ACM V, ACM VI, Principal I, Principal I GP, Management V, Management VI, AIV V LLC, AIV VI LLC, Apollo Management, Apollo Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of the Issuer’s common stock that were held of record by the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of each of Covalence V, AP Holdings, AIF V, AIV VI, Covalence LLC, AP Holdings LLC, Advisors V, Advisors VI, ACM V, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas Germany is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands. The address of each of Covalence Co-Invest, BPC Co-Investment LLC, Management V, Management VI, AIV V LLC, AIV VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.